Securities and Exchange Commission
September 9, 1996
Page 1



                                                     September 25, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      SFX Broadcasting, Inc.
                           (the "Registration Statement)

Gentlemen:

                  Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to the use of my name in the Registration Statement as a nominee to the Board of Directors of SFX Broadcasting, Inc..

                                            Very truly yours,


                                            /s/ Thomas P. Benson
                                            -----------------------
                                            Thomas P. Benson